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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 2001 with respect to the consolidated financial statements of Integrated Measurement Systems, Inc. included in this Form 10-K into Credence Systems Corporation's previously filed Registration Statement File Nos. 333-58100, 333-50432, 333-32834, 333-77007, 333-59051, 333-27499,
333-03806, 33-90728, 333-38428, 333-69584 and 333-74346 on Form S-8.

Portland, Oregon,
January 28, 2002



                                       /s/ Arthur Andersen LLP